Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

CANADIAN IMPERIAL BANK OF COMMERCE

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees Previously Paid	Other	Unallocated (Universal) Shelf	(1)	457(o)	8,250,000,000	$	$8,250,000,000.00			$1,217,700.00				$
Carry Forward Securities
Carry Forward Securities	Other	Unallocated (Universal) Shelf	(2)	415(a)(6)	11,750,000,000	$	$11,750,000,000.00		$		F-3	333-273505	09/06/2023		$1,542,800.00

Total Offering Amounts:							$20,000,000,000.00			1,217,700.00
Total Fees Previously Paid:										1,217,700.00
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration on Form F-3 (File No. 333-282307) filed by the Registrant for the sale of up to US$20,000,000,000 of the Registrant's securities pursuant to Rule 457(o), which became effective on October 2, 2024 (the "Registration Statement"). The Registrant carried over US$11,750,000,000 of unsold securities (and the associated US$1,542,800 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-273505). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$1,217,700. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended (the “Securities Act”). Prior to the offering to which this prospectus supplement relates, US$10,550,000,000 of securities have been issued under the Registration Statement.

The offering to which this prospectus supplement relates includes (i) US$1,000,000,000 4.723% Fixed-to-Floating Rate Senior Notes due 2029 (the "2029 Notes") and (ii) US$1,000,000,000 5.051% Fixed-to-Floating Rate Senior Notes due 2032 (the "2032 Notes"). Based on a fee rate of US$0.000138, the aggregate registration fee totals US$276,200, comprised of US$138,100 with respect to the 2029 Notes and US$138,100 with respect to the 2032 Notes. Such registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the the Securities Act.
(2)	Pursuant to Rule 415(a)(6) of the Securities Act, the US$20,000,000,000 of securities covered by the Registration Statement includes US$11,750,000,000 of unsold securities (the “unsold securities”) that previously were registered by the Registrant on Form F-3 under the Securities Act (File No. 333-273505), initially filed with the Commission on July 28, 2023, as amended by Pre-Effective Amendment No. 1 filed on September 5, 2023, and declared effective on September 6, 2023 (the “Prior Registration Statement”), for which the Registrant paid a registration fee of US$2,137,880. The US$1,294,850 previously paid filing fee associated with the offering US$11,750,000,000 of the unsold securities was carried forward and applied to the unsold securities registered under the Registration Statement, and no additional filing fee was due.